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                                                                   EXHIBIT 10.14

                                 PROMISSORY NOTE



$1,750,000                                                       August 21, 1997
                                                           San Diego, California

        For value received, the undersigned (collectively, "Payor"), jointly and severally, promise to pay to FALCON SYSTEMS, INC. ("FALCON"), a California corporation, or order ("Holder"), in lawful money of the United States of America and in immediately available funds, the principal sum of one million seven hundred fifty thousand dollars ($1,750,000) (the "Principal Amount") together with interest thereon at the times and in the manner set forth below.

        This note (the "Note") is executed and delivered as part of the Purchase Price pursuant to that certain Technology Purchase Agreement of even date herewith among Payor, Holder and the sole shareholder of Holder (the "Purchase Agreement"). Notwithstanding any other provision of this Note, this Note shall be subject in all respects to the provisions of that certain Indemnity Agreement of even date herewith Artecon, Inc., a California corporation, Founding Partners, a California general partnership (the "Partnership"), each Partner of the Partnership, Falcon and Craig Caudill (the "Indemnity Agreement"), including but not limited to Sections 1(d), 1(e) and 2 of the Indemnity Agreement.

        1. REPAYMENT OF PRINCIPAL AND ACCRUED INTEREST. Subject to the terms of this Note, the outstanding Principal Amount shall be repaid, together with accrued interest thereon as provided below, in equal monthly combined principal and interest payments of thirty-seven thousand, one hundred eighty-two dollars and thirty-three cents $37,182.33, with the first payment due on the date that is one (1) month from the date hereof and subsequent payments due each monthly anniversary thereafter for a period of five years following the date hereof.

        2. INTEREST RATE. Subject to the terms of this Note, Payor promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, in accordance with Paragraph 1, which interest shall be payable at the rate of ten percent (10%) per annum or the maximum rate permissible by law (which under the laws of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.

        3. DEFAULT RATE. If the undersigned fails to pay any of the principal or accrued interest when due, then all unpaid amounts, including all accrued but unpaid interest, shall bear interest at 18% per annum, or the maximum rate permissible by law in the event of a default of a promissory note of this type and nature, whichever is less.

        4. PLACE OF PAYMENT. Payments on this Note shall be payable at Holder's office located at 485 Crocker Road, Sacramento, California 95864, unless another place of payment shall be specified in writing by Holder.


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        5. SECURITY. This note is subject to the security and subordination provisions of that certain Security Agreement by and between Artecon, Inc., a California corporation, and Holder of even date herewith (the "Security Agreement") as well as the security provisions of that certain Subordination Agreement by and among Payor and Holder as of the date hereof.

        6. APPLICATION OF PAYMENTS. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

        7. PREPAYMENTS. This Note may be prepaid in whole or in part at any time without premium or penalty.

        8. MISCELLANEOUS.

        (a) This Note will be considered in default, if after fifteen (15) days following written notice to Payor of Payor's failure to make any payment of principal or accrued interest hereunder, such failure remains uncured (provided that such notice shall not be required more than three times in any calendar year). In such event, at Holder's option, all outstanding principal and accrued interest and any other amounts payable under this Note will become due and payable.

        (b) Except as otherwise provided in this Note, Payor, all endorsers, guarantors and sureties of this Note, and each of them, and their successors and assigns, hereby waive demand, presentment for payment, notice of non-payment, protest and notice of protest, and notice of dishonor, and expressly agree that without notice, this Note or any payment due date hereunder may be extended from time to time, and consent to acceptance of additional or substitute parties or both, or the release of any party liable with respect to this Note, all without affecting in any way their liability.

        (c) If Payor fails to make any interest or installment payment when due, Payor promises to pay all costs and expenses of collection and reasonable attorneys' fees incurred by Holder to enforce the terms of this Note and/or the Security Agreement including, without limitation, those expenses and fees which may be incurred in connection with the appointment of a receiver and all appearances in bankruptcy or insolvency proceedings. In any action brought under or arising out of this Note, Payor hereby consents to the jurisdiction of any competent court within the State of California and to service of process by any means authorized by California law.

        (d) Holder shall, at all times, have the right to proceed against any portion of the security for this Note in such order and in such manner as Holder may consider appropriate without waiving any rights with respect to any such security. Any delay or omission on the part of Holder in exercising any right hereunder shall not operate as a waiver of such right, or any other right under this Note.

        (e) This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder.

        (f) This Note shall be governed by, and construed and entered in accordance with, the laws of the State of California, as applied to contracts entered into by California residents


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within the State of California, which contracts are to be performed entirely within the State of California.

        (g) The provisions of this Note shall inure to the benefit of and be binding on any successor to Payor and shall extend to any holder hereof including without limitation, Craig Caudill.


                               /s/ Jim Lambert
                               ------------------------------------------
                               Jim Lambert, individually and as a general
                               partner of Founding Partners


                               /s/ W.R. Sauey
                               ------------------------------------------
                               W.R. Sauey, individually and as a general
                               partner of Founding Partners


                               /s/ Dana W. Kammersgard
                               ------------------------------------------
                               Dana W. Kammersgard, individually and as
                               a general partner of Founding Partners



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